EXHIBIT 10.2

JOANN INC.
2021 EQUITY INCENTIVE PLAN

(Amended and Restated Effective February 27, 2023)

Restricted Stock Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the JOANN Inc. 2021 Equity Incentive Plan (amended and restated effective February 27, 2023, the “Plan”) of JOANN Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	[NAME]
Grant Date:	[DATE]
Number of Restricted Stock Units:	[NUMBER]
Vesting Commencement Date:	[DATE]
Vesting Schedule:

Subject to the Participant’s continued status as an Employee, Consultant or Non-Employee Director, the RSUs shall vest and become exercisable with respect to 33% of the Shares subject thereto (rounded down to the next whole number of Shares) on each of the first three (3) anniversaries of the Vesting Commencement Date, so that all of the Shares shall be vested on the third anniversary of the Vesting Commencement Date.

Withholding Tax Provisions: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, but subject to the last sentence of this paragraph, the Participant is required to accept the Company’s determination from time to time of the method(s) by which all applicable withholding obligations with respect to any taxable events arising in connection with the RSUs will be satisfied (the “Withholding Methods”). Such Withholding Methods may include, at the determination of the Company, some or all of the following: (1) cash, wire transfer of immediately available funds or check; (2) Shares or cash otherwise deliverable pursuant to the settlement of the RSUs or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a fair market value on the date of delivery equal to the aggregate payments required; (3) payment from a broker-assisted market sale (as reasonably acceptable to the Company) with respect to Shares otherwise deliverable pursuant to the settlement of the RSUs; or (4) any other form of legal consideration acceptable to the Administrator in its sole discretion. The Withholding Methods will otherwise be conducted in accordance with Section 10.2 of the Plan (except that, for purposes of clarification, such determination of the Withholding Methods shall not be made by the Participant or subject to affirmative election on the part of the Participant). Notwithstanding anything in this paragraph to the contrary, if the Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Withholding Methods applicable to these RSUs shall consist solely of the mandatory withholding of Shares or cash otherwise deliverable pursuant to the settlement of the RSUs having a fair market value on the date of delivery equal to the aggregate payments required.

By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

JOANN INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:	[NAME]
Title:

2

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

general
Section 1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
(a)
“Cause” shall mean a Participating Company having “Cause” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participating Company shall have “Cause” to terminate the Participant’s employment upon: (i) the willful and continued failure by the Participant to substantially perform his or her normal duties (other than any such failure resulting from the Participant’s illness or injury), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Administrator believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty (30) business days of receiving such notice; (ii) the Participant’s conviction for committing an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or (iii) the willful engaging by the Participant in gross negligence materially and demonstrably injurious to the Participating Companies; (iv) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to harassment, discrimination and reasonable workplace conduct); or (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement. However, no act, or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was not in or not opposed to the best interest of the Company.
(b)
“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)
“CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause or by Participant for Good Reason during the twelve (12) month period immediately following a Change in Control.

(d)
“Good Reason” shall mean a Participant having “Good Reason” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participant shall have “Good Reason” to terminate the Participant’s employment upon, on or after a Change in Control, (i) any material adverse change by the Participating Companies in Participant’s job title, duties, responsibility or authority; (ii) failure by the Participating Companies to pay Participant any amount of Participant’s annual base salary or bonus when due; (iii) any material diminution of Participant’s annual base salary (other than such a material diminution that is applied on a substantially comparable basis to similarly-situated employees of the Participating Companies); (iv) any material reduction in Participant’s short-term incentive compensation opportunities; (v) the termination or denial of Participant’s right to participate in material employment related benefits that are offered to similarly-situated employees of the Participating Companies; (vi) the movement of

Participant’s principal location of work to a new location that is in excess of 50 miles from Participant’s principal location of work as of the date hereof without Participant’s consent; or (vii) failure by the Company to require any successor to assume and agree to perform the Company’s obligations under this any employment or severance agreement with the Participant; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless Participant notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company’s receipt of such written notice.
(e)
“Participating Company” shall mean the Company or any of its parents or Subsidiaries.
(f)
“Retire” or “Retirement” shall mean (i) Participant’s voluntary termination of employment with the Company and its subsidiaries on or after such date upon which Participant first achieves both a combined age (minimum of age 55) plus years of credited employment service to the Company and its subsidiaries equal to 65, or (ii) Participant’s termination of employment in accordance with applicable non-U.S. local law, if such non-U.S. law requires such termination to be treated as a retirement based on different criteria than those set forth in the preceding clause (i).
Section 1.2
Incorporation of Terms of Plan. The RSUs and the shares of Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
Section 1.3
Consideration to the Company. In consideration of the grant of the RSUs by the Company, Participant agrees to render faithful and efficient services to any Participating Company.
ARTICLE II.

award of restricted stock UNITS and DIVIDEND EQUIVALENTS
Section 2.1
Award of RSUs and Dividend Equivalents.

(a) In consideration of Participant’s past and/or continued employment with or service to any Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid for an applicable quarter as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to Participant as of the date of payment of any such dividend. The Dividend Equivalents granted hereunder shall be paid in cash and subject to the same vesting, distribution/payment timing, adjustment and other provisions (other than payment in Shares) which apply to the underlying RSUs to which such Dividend Equivalents relate.

Section 2.2
Vesting of RSUs and Dividend Equivalents.
(c)
Subject to Participant’s continued employment with or service to the Participating Companies on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Dividend Equivalents accrued pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such Dividend Equivalents relate vests.
(d)
In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents which are not so vested shall lapse and expire.
(c)
Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination. Further, notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of Participant’s Retirement, the RSUs shall continue to become vested, if applicable, in such amounts and at such times as are set forth in the Grant Notice as if Participant had remained employed by the Company or at least one of its subsidiaries through the third anniversary of the Vesting Commencement Date.
Section 2.3
Distribution or Payment of RSUs.
(e)
Subject to the sentence which follows, Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the applicable vesting date of the applicable RSU pursuant to Section 2.2(a). Notwithstanding the preceding sentence, to the extent that Participant’s RSUs are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A), the RSUs shall be distributed in Shares on an accelerated basis as soon as administratively practicable following any of the following events in a manner and to the extent necessary to comply with Section 409A: (i) the occurrence of a Change in Control which constitutes a “change in control event” (within the meaning of Section 409A (a “409A Change in Control”) or (ii) Participant’s “separation from service” (within the meaning of Section 409A) that occurs within the twelve (12) months following a 409A Change in Control, provided, however, if Participant is a “specified employee” (within the meaning of Section 409A) as of the date of Participant’s separation from service, then to the extent required in order to avoid a prohibited distribution under Section 409A, distribution shall occur as soon as administratively practicable following the earlier of (1) the expiration of the six-month period measured from the date of separation from service or (2) the date of Participant’s death. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(f)
All distributions made in Shares shall be made by the Company in the form of whole Shares unless otherwise determined by the Administrator. The Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
Section 2.4
Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.5
Tax Withholding. Notwithstanding any other provision of this Agreement:
(g)
As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations, and in accordance with the Withholding Tax Provisions included in the Grant Notice, the Participant will be bound by the Withholding Methods determination as described in the Grant Notice.
(h)
The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c)
Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
Section 2.6
Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
Section 3.1
Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article III.
(i)
Obligation to Maintain Confidentiality. Participant agrees not to divulge to third parties, or use in a manner not authorized by the Company, any confidential or Company proprietary information gathered or learned by Participant during his or her employment with the Participating Companies or their respective affiliates. “Confidential Information” includes, but is not limited to, information in oral, written or recorded form regarding business plans, trade or business secrets, Company financial records, supplier contracts or relationships, or any other information that the Company does not regularly disclose to the public. To the extent that Participant has any doubt as to whether information constitutes Confidential Information, Participant agrees to obtain advice from the Company’s General Counsel prior to divulging or using such information. Participant understands and agrees that divulging such information to third parties, or using such information in an unauthorized manner, would cause serious competitive harm to the Company. Confidential Information shall exclude: (i) information that is generally known by or available for use by the public, (ii) information that was known by Participant prior to his or her employment with the Company (including its predecessor in interest, affiliates and Subsidiaries) and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Company, or (iii) information that is required to be disclosed pursuant to applicable law or a court order. If information is required to be disclosed because of a court order, Participant must notify the Company’s General Counsel immediately. Nothing in this Section 3.1(a) shall be interpreted to preclude Participant from communicating to a governmental agency about terms or conditions of employment or legal compliance issues, or from cooperating with an investigation being conducted by a governmental agency
(j)
Ownership of Property. Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work, and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information, and all similar or related information (whether or not patentable) that relate to the Participating Companies’ or affiliates’ actual or anticipated business, research and development, or existing or future products or services, and that were or are conceived, developed, contributed to, made or reduced to practice by Participant (either solely or jointly with others) while employed by or in the service of the Participating Companies or their respective affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Participating Companies or their respective affiliates, and Participant hereby assigns, and agrees to assign, all of the above Work Product to a Participating Company or affiliate thereof. Any copyrightable work prepared in whole or in part by Participant in the course of Participant’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Participating Company or affiliate thereof shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire”, Participant hereby assigns and agrees to assign to the Participating Company or affiliate thereof all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Participant shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Participant’s employment with or service to the Participating Companies and their respective affiliates) to establish and confirm the Participating Company’s or such affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Participant is hereby provided notice of immunity under the federal Defend Trade Secrets Act of 2016, which states: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.
(c)
Third Party Information. Participant understands that the Participating Companies and their respective affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Participating Companies or their respective affiliates part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Participant’s employment with or service to the Company or its Subsidiaries or affiliates and thereafter, and without in any way limiting the provisions of Section 3.1(a) above, Participant will hold Third Party Information in the strictest confidence and will not disclose to any one (other than personnel and consultants of the Participating Companies and their respective affiliates who need to know such information in connection with their work for the Participating Companies and their respective affiliates) or use, except in connection with Participant’s work for the Participating Companies or their respective affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information (i) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (ii) was known to Participant prior to Participant’s employment with or service to the Participating Companies or their respective affiliates and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Company, or (iii) is required to be disclosed pursuant to any applicable law or court order.
(d)
Noncompetition and Nonsolicitation. Participant acknowledges that, in the course of Participant’s employment, Participant will become familiar with the Participating Companies’ and their respective affiliates’ trade secrets and with other confidential information concerning the Participating Companies and their respective affiliates and that Participant’s services will be of special, unique and extraordinary value to the Participating Companies and their respective affiliates.
(i)
Noncompetition. Participant agrees that while employed by any Participating Company or its affiliates, and continuing until (A) the eighteen (18) month anniversary of the date of any termination of Participant’s employment or service (other than as a result of Participant’s CIC Qualifying Termination), or (B) twenty-four (24) months from the date of termination of Participant’s employment or service as a result of Participant’s CIC Qualifying Termination (the “Noncompete Period”), Participant shall not, anywhere in the world where the Company or its Subsidiaries or affiliates conduct or actively propose to conduct business during Participant’s employment, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in (collectively, the “Restricted Activities”) any business that is engaged in, or plans to be engaged in, the sale at retail or direct marketing (including online) to consumers of fabric, sewing or craft components (a “Competitive Business”), provided that the Restricted Activities shall only be applicable to similar line(s) of business or similar functions conducted by the Competitive Business for which the Participant had knowledge, involvement, and/or responsibility while at the Company. Further, during the Noncompete Period, Participant shall not conduct any of the Restricted Activities in similar line(s) of business or similar functions for which the Participant had knowledge, involvement, and/or responsibility while at the Company for any business that had sales to the Company and its Subsidiaries and affiliates during the immediately preceding fiscal year (a “Vendor Business”). Notwithstanding the foregoing, Participant may own up to 2% of any class of an issuer’s publicly traded securities regardless of whether such entity is a Competitive Business. Nothing in this Section 3.1(d) confers upon Participant any right to receive severance or obligates the Company to pay any severance to Participant in connection with his or her termination of employment for any reason.
(ii)
Nonsolicitation. Participant agrees that during the Noncompete Period, Participant shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Participating Companies or their respective affiliates to leave the employ of the Participating Companies or their respective affiliates, or in any way interfere with the relationship between the Participating Companies or their respective affiliates and any employee thereof, (B) hire any person who was an employee of the Participating Companies or their respective affiliates within 180 days prior to the time such employee was hired by Participant, (C) induce or attempt to induce any customer, supplier, licensee or other business relation of the Participating Companies or their respective affiliates to cease doing business with the Participating Companies or their respective affiliates or in any way interfere with the relationship between any such customer, licensee or business relation and the Participating Companies or their respective affiliates, or (D) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or affiliates and with which any of the Participating Companies or their respective affiliates have entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Participating Companies or their respective affiliates in the two-year period immediately preceding Participant’s termination of employment with any Participating Company.
(e)
Non-disparagement. Participant agrees that at no time during his or her employment by any Participating Company or thereafter shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Participating Companies or their respective affiliates or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law.
Section 3.2
Enforcement. If, at the time of enforcement of Article III of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Participant agrees that because his or her services are unique and Participant has access to confidential information, money damages would be an inadequate remedy for any breach of this Article III and its subsections. Participant agrees that the Participating Companies and their respective affiliates, in the event of a breach or threatened breach of this Article III or any of its subsections, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.
Section 3.3
Acknowledgments. Participant acknowledges that the provisions of this Article III and its subsections are (a) in addition to, and not in limitation of, any obligation of Participant under the terms of any other agreement with the Participating Companies or their respective affiliates (including, without limitation, the restrictive covenants in any employment or severance agreement between the Participant and any Participating Company, which Participant acknowledges remain in full force and effect in accordance with their terms), and (b) in consideration of (i) employment with the Participating Companies, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in this Article III and its subsections do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. Participant agrees and acknowledges that the potential harm to the Participating Companies or their respective affiliates of the non-enforcement of this Article III and its subsections outweighs any potential harm to Participant of its enforcement by injunction or otherwise. Participant acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Participant by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Participating Companies and their respective affiliates now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.
ARTICLE IV.

other provisions

Section 4.1
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 4.2
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
Section 4.3
Adjustments The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
Section 4.4
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.5
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 4.6
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 4.7
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 4.8
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
Section 4.9
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 4.10
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 4.12
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof.
Section 4.13
Section 409A. This Award is intended to comply with the requirements of Section 409A and shall be administered, interpreted and construed accordingly. The Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 4.14
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 4.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
Section 4.16
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.